Whitebox Mutual Funds

Filing Statement
Concerning Fidelity Bond

Rule 17g-1(g)(1)(A)(iii) - Statement as to the period for which premiums have been paid:

The premium is paid for the period September 7, 2013 to September 7, 2014.